EXHIBIT 21

                              LIST OF SUBSIDIARIES

                        OMEGA HEALTHCARE INVESTORS, INC.

                                               Jurisdiction of
                      Names                    Incorporation
                      -----                    --------------
              Bayside Street, Inc. ............   Maryland
              Bayside Street II, Inc. .........   Maryland
              Delta Investors I, LLC. .........   Maryland
              Delta Investors II, LLC .........   Maryland
              Jefferson Clark, Inc. ...........   Maryland
              NRS Ventures, LLC ...............   Kentucky
              OHI (Clemmons), Inc. ............   North Carolina
              OHI (Connecticut), Inc. .........   Connecticut
              OHI (Florida), Inc. .............   Florida
              OHI (Greensboro), Inc. ..........   North Carolina
              OHI (Illinois), Inc. ............   Illinois
              OHI (Indiana), Inc. .............   Indiana
              OHI (Iowa), Inc. ................   Iowa
              OHI (Kansas), Inc. ..............   Kansas
              OHI of Kentucky, Inc. ...........   Maryland
              OHI of Texas, Inc. ..............   Maryland
              OHIMA, Inc. .....................   Massachusetts
              Omega (Kansas), Inc. ............   Kansas
              Omega TRS I, Inc. ...............   Maryland
              OS Leasing ......................   Kentucky
              Sterling Acquisition Corp. ......   Kentucky
              Sterling Acquisition Corp.II ....   Kentucky